Exhibit 99.7

PROXY

FOR THE SPECIAL MEETING OF DPCM CAPITAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints [    ] and [    ] (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of DPCM Capital, Inc. (“DPCM”) (the “special meeting”) to be held on [●], [●], 2022 at [●], Eastern time, virtually by means of the internet at [    ], and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed below and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

The special meeting can be accessed by visiting [    ], where the undersigned will be able to listen to the meeting live and vote during the meeting. Additionally, the undersigned has the option to listen only to the special meeting by dialing [    ] (toll-free within the U.S. and Canada) or [    ] (outside of the U.S. and Canada, standard rates apply). The passcode for telephone access is [    ], but please note that the undersigned cannot vote or ask questions if the undersigned chooses to participate telephonically. Please note that the undersigned will only be able to access the special meeting by means of remote communication. The undersigned will need the control number located on this proxy card to join the special meeting via the virtual meeting platform. If there is no control number attached to this proxy card or there are any questions regarding the special meeting and how to access it, please contact the Continental Stock Transfer & Trust Company, the Transfer Agent.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL NOS. 1, 2, 3 and 4.

TO ATTEND THE VIRTUAL MEETING, YOU MUST HAVE THE CONTROL NUMBER THAT IS LOCATED ON THE REVERSE SIDE OF THIS FORM.

The notice and proxy statement are available at [    ]. The proxy statement contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement carefully.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

DPCM CAPITAL, INC. – THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3 and 4.			Please mark vote as indicated in this ☒ example

(1)	The Transaction Proposal – To consider and vote upon a proposal to approve the Transaction Agreement, as may be amended, amended and restated, supplemented or otherwise modified from time to time, dated as of February 7, 2022, by and among DPCM, D-Wave Quantum Inc., a Delaware corporation and a direct, wholly-owned subsidiary of DPCM (“D-Wave Quantum”), DWSI Holdings Inc., a Delaware corporation and a direct, wholly-owned subsidiary of D-Wave Quantum (“Merger Sub”), DWSI Canada Holdings ULC, a direct, wholly-owned subsidiary of D-Wave Quantum (“CallCo”), D-Wave Quantum Technologies Inc., a direct, wholly-owned subsidiary of CallCo (“ExchangeCo”), and D-Wave Systems Inc., (“D-Wave”), and approve the transactions contemplated thereby, including, among other things, the merger of Merger Sub with and into DPCM, with DPCM (the “DPCM Merger”) with the stockholders of DPCM receiving D-Wave Quantum Common Shares in the DPCM Merger. As a result of the Transaction, DPCM and D-Wave will be subsidiaries of D-Wave Quantum.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)	Equity Incentive Plan Proposal - to consider and vote upon a proposal to approve the 2022 Equity Incentive Plan, including the authorization of the initial share reserve under such plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	Employee Stock Purchase Plan Proposal - to consider and vote upon a proposal to approve the Employee Stock Purchase Plan, including the authorization of the initial share reserve under such plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	The Adjournment Proposal – To consider and vote upon a proposal to adjourn the special meeting to a later date or dates to permit further solicitation and voting of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Business Combination Proposal (the “Adjournment Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:	, 2022

(Signature)

(Signature if held Jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.